SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2004

METROPOLITAN HEALTH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-5884-A	65-0635748

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Australian Avenue South, Suite 400, West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (561) 805-8500

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

On February 24, 2004, Metropolitan Health Networks, Inc. (“Metcare”) announced that Metcare has reached a settlement with the Internal Revenue Service (“IRS”) regarding Metcare’s obligations to the IRS for unpaid payroll taxes, related penalties, and interest.

Metcare also announced that on February 23, 2004, it raised $3,003,000 through the issuance of a total of 5,005,000 shares of Metcare common stock to 25 accredited investors.  Metcare has agreed to file a registration statement within 90 days of the date of the closing of the private placement covering the shares of common stock issued in the private placement.  The shares of common stock were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.  Each investor received current information about Metcare and had the opportunity to ask questions about Metcare.  The shares of common stock issued were purchased for investment purposes only, and the certificates representing the shares of common stock have been marked with the appropriate restrictive legend.  The proceeds from the offering are to be used exclusively to pay Metcare’s obligations to the IRS under the settlement.

A copy of the press release is attached hereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Exhibits

99.1	Metcare Press Release dated February 24, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Metropolitan Health Networks, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.

By: /s/ MICHAEL M. EARLEY

Name: MICHAEL M. EARLEY

Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: February 24, 2004